Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the quarterly report on Form 10-Q of Atlantic Tele-Network, Inc. (the “Company”) for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Justin D. Benincasa, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Atlantic Tele-Network, Inc.

Date: August 11, 2008	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer and Treasurer